As filed with the Securities and Exchange Commission on April 22, 2011

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TANGO SUPPLIES, INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada	2080	27-3369988
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

TANGO SUPPLIES, INC.
1890 South 3850 West, Suite C
Salt Lake City, UT 84104
Tel.: (888) 511-9018

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Paracorp, Incorporated
318 North Carson Street, Suite 208
Carson City, Nevada 89032
Tel.: 1-775-883-8104

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
BK Consulting & Associates, P.C.
1844 South 3850 West. Suite B
Salt Lake City, Utah 84014
Telephone 888-283-4256
Facsimile 877-255-9218
E- Mail corporate@bbkconsultinginc.com

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value (1)	8,000,000	$0.001(2)	$8,000	$0.93
TOTAL	8,000,000	$0.001(2)	$8,000	$0.93

(1)	The shares of Tango Supplies, Inc. common stock being registered hereunder are being registered primarily for resale by the Company’s CEO, Gerald Ricks.

(2)	Estimated solely for purposes of calculating the registration fee under Rule 457(o) promulgated under the Securities Act of 1933, as amended. Includes stock to be sold by the selling stockholder.

In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated April 22, 2011

TANGO SUPPLIES, INC.

8,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of an aggregate of 8,000,000 shares of common stock, par value $0.001, by Gerald Ricks, the selling security holder under this prospectus. These securities will be offered for sale by the selling security holder identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution."

We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling security holder, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities."

Our common stock is presently not traded on any market or securities exchange. Common stock being registered in this registration statement may be sold by selling security holder at a fixed price of $0.001 per share or in transactions that are not in the public market at a fixed price of $0.001 per share. The offering will not be extended beyond the offering period of 29 days from the date of effectiveness.

The selling security holder Gerald Ricks is the ”underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

The selling security holder has set an offering period of 29 days from the date of effectiveness and a fixed price of $0.001 per share.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangement and does not intend to enter into any equity compensation plans and individual compensation arrangement in the future.

Tango Supplies Inc. is a development stage company. Tango Supplies, Inc. has a limited history of development stage operations. We presently do not have the funding to execute our business plan. As of the date of this prospectus, we have generated no revenues from our development stage business operations.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors” beginning on page 5 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is:  April 22, 2011

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE OFFERING	3
RISK FACTORS	5
(A) RISKS RELATED TO OUR BUSINESS	5
(B) RISKS RELATED TO THE INDUSTRY	9
(C) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING	10
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS TO ISSUER	12
DETERMINATION OF OFFERING PRICE	12
DILUTION	12
SELLING SECURITY HOLDER	12
PLAN OF DISTRIBUTION	13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	14
OVERVIEW	14
RESULTS OF OPERATIONS	16
LIQUIDITY AND CAPITAL RESOURCES	16
PLAN OF OPERATION	20
DESCRIPTION OF BUSINESS	20
MANAGEMENT	24
MANAGEMENT BIOGRAPHIES	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
REMUNERATION OF DIRECTORS AND OFFICER	25
EXECUTIVE COMPENSATION	25
SUMMARY COMPENSATION TABLE	26
COMPENSATION OF DIRECTORS	26
STOCK INCENTIVE PLAN	26
EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS	26
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	27
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	27
DESCRIPTION OF SECURITIES TO BE REGISTERED	29
LEGAL MATTERS	30
EXPERTS	30
INTEREST OF NAMED EXPERTS AND COUNSEL	30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	30
AVAILABLE INFORMATION	30
REPORTS TO SECURITY HOLDER	30
FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Tango Supplies, Inc,” “Tango,”, “Company,” “we,” “us,” and “our” refer to TANGO SUPPLIES, INC.

Overview

We were incorporated in the State of Nevada on August 27, 2010 under the name of Tango Supplies, Inc.

Tango Supplies, Inc. is presently developing for sale one liquid oxygen drink, named Aerobia. The liquid oxygen drink is manufactured by an unaffiliated outside provider, Liquid Assets, Inc., and the Company has not distributed the product to anyone. Since its inception, on August 27, 2010, Tango has incurred losses to March 31, 2011.

GENERAL INTRODUCTION

Tango Supplies Inc. is presently developing for sale one liquid oxygen drink, named Aerobia. The liquid oxygen drink will be manufactured by an unaffiliated outside provider Liquid Assets, Inc. and the Company has not distributed the product to anyone. Since its inception, on August 27, 2010 Tango has incurred losses to March 31, 2011.

Tango is presently attempting to market its sole intended product, which has not yet been produced, a liquid oxygen drink, named Aerobia, in the Salt Lake City area.

Tango Supplies, Inc. has not commenced its major operations of having its one product a liquid oxygen drink named Aerobia, manufactured by an unaffiliated outside provider Liquid Assets, Inc. and the Company has not distributed the product to anyone. Since its inception, on August 27, 2010 Tango has incurred losses to March 31, 2011.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next twelve months. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See "Plan of Operation")

Taking into account that our Company is a new startup and is without an established income stream and/or profit & loss statement and has not yet produced any product for sale, the estimated monthly burn rate projected during the first fiscal year, without due consideration for adjustment is $30,000.  This includes a three month burn, in cash, (at $2,500 per month) considering the Company encounters a bad quarter during its first year in business beginning with the first current due date and ending with the cash zero date.

BUSINESS DEVELOPMENT

The Company was incorporated on August 27, 2010. The Company has had limited development stage operations from incorporation (August 27, 2010) to March 31, 2011.

Initial Sales Strategy
We have established a one-prong sales approach; our approach utilizes direct sales through Gerald Ricks (also referred hereinafter as “Mr. Ricks”). Our direct sales are being conducted by Mr. Ricks, who will market the product locally in the Salt Lake City, Utah area to retail chain stores. His current marketing strategy will consist of various Point of Sale material including posters and flyers developed by Mr. Ricks in the past several months.

We intend to derive income from these sales and our goal is to establish brand recognition.

Subsequent Sales Strategy
Tango Supplies, Inc. will commence the marketing of the one liquid oxygen drink, named Aerobia, for sale to the general public. The Company is presently developing its marketing program to sell the liquid oxygen drinks to the general public. The Company is not offering the product to anyone at this time. Tango Supplies, Inc. is considered a development stage company because it has not commenced its major operations. In addition the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company, which means that we have no operating history or revenue and are, therefore, at a competitive disadvantage.

We have no operating history and expect to incur losses for the foreseeable future. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shares could be affected downward, and you could even lose your entire investment.

We have not yet received any revenues from our development stage operations, nor have we otherwise engaged in any business operations. Tango Supplies, Inc. is a development stage company and in the absence of revenues and operations the Independent Auditor’s Report dated April 21, 2011, cites a going concern issue. The going concern statement opinion issued by the independent auditors is due to the Company’s lack of operations and working capital.

The Company will need to raise capital which concerned the independent auditors because there is insufficient cash for operations for the next twelve months. We will have to seek other sources of capital.

We established the minimum amount of $75,000 that the company will need to raise through the selling of equity securities, debt instruments or private financing so that operations could start in order to generate some type of revenue. Presently no other sources have been identified and it is unknown if any other sources will be identified. There is no assurance that the company will be able to obtain any bank loans or private financing.

DESCRIPTION OF PROPERTY

We use a corporate office located at 1844 South 3850 West, Suite C, Salt Lake City, Utah 84104. This facility is being provided to the company free of charge. There are currently no proposed programs for renovation, improvement or development of the facility currently in use.

CORPORATE INFORMATION

Our principal executive office is located at TANGO SUPPLIES, INC. 1890 South 3850 West, Suite C, Utah 84104 and our telephone number is (888) 511-9018.

INTERNET ADDRESS

Our Internet address is http://www.tangosupplyinc.net

Over the next twelve months, Tango Supplies, Inc. plans to build out and establish its reputation and network of clients and advisors in the liquid oxygen drink business for sale to the general public. The Company aims to form long term working relationships with companies looking to sell its liquid oxygen drink, Aerobia, to the general public.

Mr. Gerald Ricks is the Chief Executive Officer, President, (Principal Executive Officer) and Director. Currently the Company has no employees; however as it grows, it plans to employ additional employees as needed.

PRINCIPAL OPERATIONS, PRODUCTS AND SERVICES OF THE COMPANY

Tango Supplies, Inc. (also hereinafter referred to as “Tango” and the “Company”) was incorporated in the State of Nevada on August 27, 2010. Tango Supplies, Inc. is presently developing a liquid oxygen drink name Aerobia.

The Company is a development stage company with a limited history of development stage operations.

Tango Supplies, Inc. is a development stage company. Tango Supplies, Inc. has no history of development stage operations. We presently do not have the funding to execute our business plan.

Achievement of our business objective is basically dependent upon the judgment, skill and knowledge of our management. Mr. Ricks, currently our sole executive officer and director. There can be no assurance that a suitable replacement could be found for any of our officers upon their retirement, resignation, inability to act on our behalf, or death.

RISK FACTORS

The Company's financial condition, business, operation and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties described on page 5 of this prospectus entitled Risk Factors as well as the other information in this report before deciding to invest in our Company. All known materials risks are discussed in the Risk Factors section of this prospectus. If any of the risks described on Page 5 of this Prospectus entitled “Risk Factors” are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment.

THE OFFERING

Common stock offered by selling security holders	8,000,000 shares of common stock. This number represents approximately 45% of our current outstanding common stock (1).

Selling Shareholder	Gerald Ricks

Offering price	$0.001

Minimum number of shares to be sold in this offering	None

Minimum number of shares to be offered per investor	100

Common stock outstanding before the offering	18,000,000 common shares as of April 21, 2011.

Common stock outstanding after the offering	18,000,000 shares.

Terms of the Offering	The selling security holder will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) within 29 days of the registration statement being declared effective (iii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

(1)	Based on 18,000,000 shares of common stock outstanding as of April 21, 2011

This prospectus relates to the sale of up to 8,000,000 shares of our common stock by the selling shareholder identified in the section of this prospectus entitled "Selling Security Holder." These 8,000,000 common shares are being offered hereby by Gerald Ricks, the selling security holder, under this prospectus.

The number of common shares offered by this prospectus represents up to approximately 45% of the total common stock outstanding after the offering.

The selling security holder Gerald Ricks is the "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby. The selling security holder has set an offering period of 29 days from the date of effectiveness and a fixed price of $0.001 per share.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangements and does not intend to enter into any equity compensation plans and individual compensation arrangements in the future.

Tango Supplies, Inc. is a development stage company. Tango Supplies Inc. has no history of development stage operations. We presently do not have the funding to execute our business plan. As of the date of this prospectus, we have generated no revenues from our development stage business operations.

Information regarding the selling security holder, the common shares being offered to sell under this prospectus, and the times and manner in which they may offer and sell those shares, is provided in the sections of this prospectus entitled "Selling Security Holder" and "Plan of Distribution." Tango Supplies, Inc. will not receive any of the proceeds from these sales. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling Security Holder.

SUMMARY OF HISTORICAL FINANCIAL INFORMATION

The following table provides summary financial statement data as of the period from Inception (August 27, 2010) through March 31, 2011. The financial statement data as of the period ended March 31, 2011 has been derived from our audited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus, and the statements and related notes included in this prospectus.

August 27, 2010 (inception) to
Statement of Operations Data:	March 31, 2011 (Audited)
Revenues	$-
Operating expenses	17,724
Net (loss)	$(17,769)
Per Share Data:
Net (loss)	$(17,769)
Number of shares outstanding	18,000,000
Basic and diluted loss per share	-
Weighted average shares outstanding	18,000,000
Balance Sheet Data:
Cash	$99
Total current assets	1,099
Total current liabilities	868
Accumulated deficit	(17,769)
Total stockholder’s equity (deficit)	$231

THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

Risks Related to Our Business

A) RISKS RELATED TO OUR BUSINESS

THE COMPANY HAS A LIMITED DEVELOPMENT STAGE OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN INCREASED REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have a limited history of development stage operations and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly startups in the liquid oxygen drink business. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause net losses in a given period to be greater than expected. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

WE HAVE NO OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY A YOUNG COMPANY.

We were incorporated in the State of Nevada on August 27, 2010. The Company has had no revenues or expenses prior to this time period.

We have no operating history for investors to evaluate the potential of our business development. We will begin to market our one product in the Salt Lake City, Utah, area and development our brand name. In addition, we also face many of the risks and difficulties inherent in introducing a new product. These risks include the ability to:

●	Increase awareness of our brand name;
●	Develop an effective business plan;
●	Meet customer standards;
●	Implement advertising and marketing plan;
●	Attain customer loyalty;
●	Maintain current strategic relationships and develop new strategic relationships;
●	Respond effectively to competitive pressures;
●	Continue to develop and upgrade our product; and
●	Attract, retain and motivate qualified personnel.

Our future will depend on our ability to raise additional capital and bring our products to the marketplace, which requires careful planning to provide a service and products that meets customer standards without incurring unnecessary cost and expense.

THE COMPANY HAS A LIMITED DEVELOPMENT STAGE OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN INCREASED REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have a limited history of development stage operations and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause net losses in a given period to be greater than expected. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

WE HAVE A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have yet to establish profitable development stage operations or a history of profitable development stage operations. We anticipate that we will continue to incur substantial development stage operating losses for an indefinite period of time due to the significant costs associated with the development of our business.

Since incorporation, we have expended financial resources on the development of our business. As a result, losses have been incurred since incorporation. Management expects to experience development stage operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: marketing and promotional activities; the possible addition of new personnel.

The Company’s ability to become profitable depends on its ability to generate and sustain sales while maintaining reasonable expense levels. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan because we currently do not have any income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: marketing and promotional activities; the possible addition of new personnel. It is anticipated that the costs associated with the activities mentioned above will be obtained by a loan from Gerald Ricks. In the event that we are unable to secure such a loan from Mr. Ricks, or some other source(s), unknown at this time, we will not be able to continue forward and our business will fail.

However, it is estimated that the amount of additional costs and expenses associated with public company reporting requirements will be approximately $10,000. It is also estimated that the amount of additional costs and expenses associated with newly applicable corporate governance requirements will be approximately $5,000.

It is anticipated that we may need to obtain a loan from Gerald Ricks to cover these additional costs and expenses. In the event that we are unable to secure such a loan from Mr. Ricks, or some other source(s), unknown at this time, we will not be able to continue forward and our business will fail.

FUTURE BUSINESS OPERATIONS VIA THE INTERNET MAY SUBJECT US TO A NUMBER OF LAWS AND REGULATIONS TO BE ADOPTED WITH RESPECT TO THE INTERNET MARKETPLACE, AND THE UNCERTAINTY RELATED TO THE APPLICATION OF MANY EXISTING LAWS TO THE INTERNET MARKETPLACE CREATES UNCERTAINITY TO OUR BUSINESS DEVELOPMENT.

At present, selling liquid oxygen drinks is not a government-regulated industry, so we do not need to obtain governmental approval to market and sell our products over the Internet, except that we are subject to the laws and regulations generally applicable to businesses and directly applicable to offline and online commerce. However, because the Internet is interstate in nature, we are able to offer our products across the country.

In addition, our management is not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption, and other intellectual property issues, taxation, libel and export or import matters, because the vast majority of these laws were adopted prior to the advent of the Internet, and therefore, do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws that are intended to address these issues could create uncertainty in the Internet marketplace, which could in the future reduce demand for our products or increase our cost of development stage operations as a result of litigation or arbitration. Presently we have not yet received any revenues from our development stage operations, nor have we otherwise engaged in any business operations.

OUR FUTURE SUCCESS RELIES UPON A COMBINATION OF PATENTS AND PATENTS PENDING, PROPRIETARY TECHNOLOGY AND KNOW-HOW, TRADEMARKS, CONFIDENTIALITY AGREEMENTS AND OTHER CONTRACTUAL COVENANTS TO ESTABLISH AND PROTECT OUR INTELLECTUAL PROPERTY RIGHTS. IF OUR PRODUCTS ARE DUPLICATED OUR RESULTS OF OPERATIONS WOULD BE NEGATIVELY IMPACTED.

As of the date of this prospectus, we do not have any applications submitted for trademark protection for "Tango Supplies Inc.” When funding permits we will apply for trademark protection.

Because intellectual property protection is critical to our future success, we intend to rely heavily on trademark, trade secret protection, confidentiality or license agreements with our employees, customers, partners and others to protect the Company’s proprietary rights. However, effective trademark, service mark and trade secret protection may not be available in every country in which we intend to sell our products and services online. Unauthorized parties may attempt to copy aspects of our product or to obtain and use our proprietary information. As a result, litigation may be necessary to enforce our intellectual property rights to protect our trade secrets and to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of recourses and could significantly harm our business and operating results.

Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of intended trademarks and/or other proprietary rights.

There can be no assurance that third parties will not assert infringement claims against us. If infringement claims are brought against us, there can be no assurance that we will have the financial resources to defend against such claims or prevent an adverse judgment against us. In the event of an unfavorable ruling on any such claim, there can be no assurance that a license or similar agreement to utilize the intellectual property rights in question relied upon by us in the conduct of our business will be available to us on reasonable terms, if at all. The loss of such rights (or the failure by us to obtain similar licenses or agreements) could have a material adverse effect on our business, financial condition and results of operations.

WE HAVE NO OPERATING HISTORY AND EXPECT TO INCUR LOSSES FOR THE FORESEEABLE FUTURE. SHOULD WE CONTINUE TO INCUR LOSSES FOR A SIGNIFICANT AMOUNT OF TIME, THE VALUE OF YOUR INVESTMENT IN THE COMMON SHARES WILL BE AFFECTED, AND YOU COULD EVEN LOSE YOUR ENTIRE INVESTMENT.

We were incorporated in the State of Nevada on August 27, 2010. The Company has had no revenues or expenses prior to this time period.

Presently we have no revenues and are considered to be in the development stage. We have operating losses from inception on August 27, 2010 to March 31, 2011. We expect to incur further losses for the foreseeable future due to additional costs and expenses related to:

●
The implementation of our direct sales model through Mr. Ricks through the commencement of sales will cost at least $75,000. We need to establish and print all of the marketing material. We will allocate $35,000 toward marketing materials which include flyers, brochures. The Company will allocate these funds as soon as it raises the $75,000.

●	$10,000 towards costs associated with public company reporting requirements, and $5,000 related to expenses associated with newly applicable corporate governance requirements.

●
Software and hardware to develop an internet site will cost the company at least $10,000. As a liquid oxygen drink company, continued improvements and upgrades will be required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system modifications. The Company intends to allocate these funds with four month of the funds becoming available.

●
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the company at least $15,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover audit fees, legal and all other management expenses such as those from industry consultants and advisors. The Company intends to pay audit fees and legal and all other management fees as they become due.

OUR DEVELOPMENT STAGE OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual development stage operating results to fluctuate significantly in the future. Because our development stage operating results will be volatile and difficult to predict, in some future quarter our development stage operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our development stage operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced services or products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; increased labor costs that can affect demand for our internet product; the amount and timing of development stage operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE DEVELOPMENT STAGE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for the period ended March 31, 2011 that we have not earned a profit. As of March 31, 2011, we had a net loss of $17,769, and they further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At March 31, 2011, our cash on hand was $99. We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

THE COMPANY IS GOVERNED BY MR. GERALD RICKS, OUR SOLE DIRECTOR, CHIEF EXECUTIVE OFFICER, PRESIDENT, AND SECRETARY, (PRINCIPAL EXECUTIVE OFFICER), AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY FROM A CORPORATE GOVERNANCE PERSPECTIVE.

Mr. Gerald Ricks, our Chief Executive Officer, President, Secretary and Sole Director (Principal Executive Officer), makes decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function. There will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, Mr. Ricks will exercise full control over all matters that typically require the approval of a Board of Directors. Mr. Ricks’ actions are not subject to the review and approval of a Board of Directors and, as such, there may be significant risk to the Company.

As our Chief Executive Officer, President, Secretary, and Sole Director (Principal Executive Officer), Mr. Ricks exercises control over all matters requiring shareholder approval including the election of directors and the approval of significant corporate transactions. We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against the transactions implemented by Mr. Ricks, conflicts of interest and similar matters.

THE COMPANY IS HEAVILY RELIANT ON MR. GERALD RICKS, OUR CHIEF EXECUTIVE OFFICER, PRESIDENT, AND SOLE DIRECTOR (PRINCIPAL EXECUTIVE OFFICER ), AND, AS SUCH, THE LOSS OF HIS SERVICES COULD HAVE SIGNIFICANT MATERIAL ADVERSE EFFECT ON THE COMPANY.

The Company is heavily dependent on the efforts of Mr. Ricks, its Chief Executive Officer, President, and Sole Director (Principal Executive Officer). The loss of his services could have a material adverse effect on the Company. The Company currently does not maintain key man life insurance on this individual. Mr. Ricks has experience and past expertise in a business setting. There can be no assurance that a suitable replacement could be found for his upon retirement, resignation, inability to act on our behalf, or death. The Company has no plans of entering into an employment agreement with Mr. Ricks.

OUR CURRENT BUSINESS DEVELOPMENT STAGE OPERATIONS RELY HEAVILY UPON OUR KEY EMPLOYEE AND FOUNDER, MR. GERALD RICKS.

We have been heavily dependent upon the expertise and management of Mr. Gerald Ricks, our Chief Executive Officer and President, and our future performance will depend upon his continued services. The loss of the services of Mr. Ricks’ services could seriously interrupt our business operations, and could have a very negative impact on our ability to fulfill our business plan and to carry out our existing development stage operations. The Company currently does not maintain key man life insurance on Mr. Ricks. There can be no assurance that a suitable replacement could be found for him upon retirement, resignation, inability to act on our behalf, or death.

OUR FUTURE GROWTH MAY REQUIRE RECRUITMENT OF QUALIFIED EMPLOYEES.

In the event of our future growth in administration, marketing, and customer support functions, we may have to increase the depth and experience of our management team by adding new members. Our future success will depend to a large degree upon the active participation of our key officers and employees. There is no assurance that we will be able to employ qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

(B) RISKS RELATED TO THE INDUSTRY

WE MAY NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of resources to increase the advertising, marketing and future expansion of our business. In addition, expenditures will be required to enable us in 2011 to conduct planned business research, development of new affiliate and associate offices, and marketing of our existing and future products and services. Currently, we have no established bank-financing arrangements. Therefore, it is possible that we would need to seek additional financing through subsequent future private offering of our equity securities, debt instruments or private financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities could result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

WE MAY NOT BE ABLE TO BUILD OUR BRAND AWARENESS.

Development and awareness of our brand Tango will depend largely upon our success in creating a customer base and potential referral sources. In order to attract and retain customers and to promote and maintain our brand in response to competitive pressures, management plans to gradually increase marketing and advertising budgets as funding allows. If we are unable to economically promote or maintain our product and our Company, results of development stage operations and financial condition could be severely harmed. The Company had working capital of $231 at March 31, 2011.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business development stage operations.

However, it is estimated that the amount of additional costs and expenses associated with public company reporting requirements will be approximately $10,000. It is also estimated that the additional costs and expenses associated with newly applicable corporate governance requirements will be approximately $5,000.

It is anticipated that we may need to obtain a loan from Gerald Ricks to cover these additional costs and expenses. In the event that we are unable tosecure such a loan from Mr. Ricks, or some other source(s), unknown at this time, we will not be able to continue forward and our business will fail.

THE LIMITED PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE DEVELOPMENT STAGE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

(C) RISKS RELATED TO THE OWNERSHIP OF OUR
SECURITIES AND RISKS RELATED TO THIS OFFERING

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support developmental stage operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common or preferred stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our developmental stage operations, cash flows and financial condition, developmental stage operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Mr. Ricks beneficially owns 100% of our capital stock with voting rights. In this case, Mr. Ricks will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and he will have significant control over our management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.001 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, no operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 100,000,000 shares of capital stock consisting of 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus includes some statement that are not purely historical and that are “forward-looking statements.” Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the Company. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling security holder. All proceeds from the sale of the shares offered hereby will be for the account of the selling security holder, as described below in the sections entitled "Selling Security Holder" and "Plan of Distribution."

We are registering 8,000,000 shares for gross proceeds of $8,000 from the sale of the selling security holder’s common stock under the investment agreement. All of the proceeds from the sale of the shares of common stock offered herein will be received by the selling security holder.

With the exception of any brokerage fees and commissions which are the obligation of the selling security holder, we are responsible for the fees, costs and expenses of this offering which are estimated to be $30,000, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses of which the company has paid $18,737, of which $1,000 was included as prepaid expenses as of March 31, 2011.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past developmental stage operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, lack of operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling security holder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing security holder. Upon the successful completion of this offering, the number of shares will total 18,000,000 common shares outstanding.

SELLING SECURITY HOLDER

On August 27, 2010, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000. The common shares being offered for resale by the selling security holder consist of the 8,000,000 shares of our common stock held by one shareholder (founder).

The following table sets forth the name of the selling security holder, the number of shares of common stock beneficially owned by the selling stockholder as of March 31, 2011 and the number of shares of common stock being offered by the selling stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares beneficially owned prior to Offering (1)	Shares to be Offered	Shares Beneficially Owned after Offering if all 8,000,000 sold	Percent Beneficially Owned after Offering if all 8,000,000 sold

Gerald Ricks, CEO	18,000,000	8,000,000	10,000,000	55%

The selling shareholder Gerald Ricks is not a broker-dealer or an affiliate of a broker- dealer.

(1)
Gerald Ricks is the founder and officer and director of the company. He presently owns 18,000,000 shares of the company stock, which he obtained on February 28, 2011. Mr. Ricks is the sole shareholder of the company.

PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock for resale by the selling security holder identified in the section above entitled “Selling Security Holder." We will receive none of the proceeds from the sale of these shares by the selling security holder.

The selling security holder may sell some of all of their common stock in one or more transactions, including block transactions:

*	On such public markets or exchanges as the common stock may from time to time be trading;
*	In privately negotiated transactions;
*	Through the writing of options on the common stock;
*	Settlement of short sales; or,
*	In any combination of these methods of distribution.

The selling security holder has set an offering price for these securities of $0.001 per share, with a minimum number of shares to be offered per investor of 100 and an offering period of twenty nine days from the date of this prospectus.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144. In the event of the transfer by the selling security holder of shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling security holder who have transferred his shares.

The selling security holder may also sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions may receive a commission from the selling security holder or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The selling security holder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price of $0.001 per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling security holder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling security holder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices of $0.001, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling security holder.

If, after the date of this prospectus, the selling security holder enters into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

The selling security holder listed in this prospectus is the underwriter within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part and any broker-dealers or agents that are involved in selling the shares may be deemed to be an "underwriter" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits, which our selling security holder may receive, would be deemed to be underwriting compensation under the Securities Act. Because the selling security holder is the underwriter under Section 2(11) of the Securities Act, the selling security holder will be subject to the prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the common stock, which are estimated at $30,000 inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses of which the company has paid $18,737 as of March 31, 2011, with $1,000 of these costs considered prepaid expenses. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Tango Supplies Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of the existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors

There is no assurance that we will find a market maker and no assurance that our shares will be approved for trading on the OTC Bulletin.

The selling security holder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling security holder is engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things:

*	Not engage in any stabilization activities in connection with our common stock;
*	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,
*	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, the Company intends to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

OVERVIEW

Tango was formed in the state of Nevada on August 27, 2010 to establish retail sales for a liquid oxygen drink to the general public. The Company expects to generate its corporate revenue from the sale of its liquid oxygen drink. To date, the Company has not generated any sales.

The Company has adopted a fiscal year end of March 31st.

Tango Supplies, Inc. is presently developing a liquid oxygen drink. Tango is a development stage company with a limited history of development stage operations. The Company plans to market Tango through a combination of direct sales, referrals and networking within the industry. To date, the Company has not generated any sales. We expect to establish an internet site in May 2011, where customers can purchase the liquid oxygen drink.

To commence active business operations we will need to engage in a number of planning stage and preliminary activities. We will commence activities include developing the website for our liquid oxygen drink, preparing marketing materials and direct mail. We will undertake and work to finish these activities upon completion of this registration statement.

We have started some of the activities, such as, developing the formula for our liquid oxygen drink and creating the initial marketing materials, but the marketing completion cannot occur without the raising of additional funds in the amount of $75,000. We intend to attempt to raise additional permanent capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. From inception (August 27, 2010) to date, we have spent a substantial amount of time in developing the formula and marketing material, strategic planning, budgeting, and preliminary work.

We have determined that the price of our product should be $39 per 2 ounce bottle, which is commensurate with the relative cost to have the product manufactured and packaged and shipped by outside vendors, including an estimated 40% gross profit margin. If these prices are incorrect it could result in an operating loss for us.

While budgetary estimates for manufacturing, packaging, shipping and marketing costs have been established for our product, no definitive work has commenced in development of these products and activities; therefore, it is possible that these prices could be incorrect. If after development a different price is deemed necessary it could result in an operating loss for us. We have not devoted much time to raising capital other than the investments from the Mr. Ricks, and we have not commenced our major operations of having outside vendors manufacture, package, and ship our one product. Tango is considered a development stage company because it has not commenced its major operations. In addition, the Company has not achieved any revenue in connection with its business to date.

Over the next twelve months, Tango Supplies, Inc. plans to build out its reputation and develop a network in the liquid oxygen drink business and begin sales to the general public. Presently, the Company has not sold any liquid oxygen drinks.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next six months, and we will need to obtain additional financing to operate our business for the next six months. Our “burn rate” is approximately $2,500 per month. Most of our expenses are anticipated to be legal, accounting, transfer agent, and other costs associated with being a public company. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are no available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

If we are successful in our efforts to raise the $75,000, our twelve month operating plan shall be as follows (We would not move into our operations phase until we have established our internet site to sell Tango’s liquid energy drink, Aerobia, even if we are successful in our efforts to raise the $75,000 of capital).

•
The implementation of our direct sales model through Mr. Ricks through the commencement of sales will cost at least $75,000. We will allocate $35,000 toward marketing materials which include flyers, brochures, direct marketing DVD’s and mailing costs. The Company intends to allocate the $35,000 for marketing as soon as the $75,000 is raised.

•	$10,000 towards costs associated with public company reporting requirements, and $5,000 related to expenses associated with newly applicable corporate governance requirements.

•
Software and hardware updates to maintain service and maintain the company office will cost the company at least $10,000. As a direct sales company continued improvements and upgrade to our systems is required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system modifications. The Company intends to allocate these funds with four month of the funds becoming available.

•
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the company at least $15,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover management expenses such as those from industry consultants in the nutritional supplement business, and advisors. The Company intends to pay its consultants, advisors fees and working capital expenses as they become due.

INITIAL SALES STRATEGY

We have established a one-prong sales approach; our approach utilizes direct sales through Gerald Ricks. Our direct sales are being conducted by Mr. Ricks. He will market the product locally in the Salt Lake City, Utah area to various stores. His current marketing strategy consists of various Point of Sale material including posters and flyers developed by Mr. Ricks in the past several months. We intend to derive income from these sales and our goal is establish brand recognition.

SUBSEQUENT SALES STRATEGY

Tango Supplies, Inc. will commence marketing of its liquid oxygen drink, named Aerobia, for sale to the general public. The Company is presently developing its marketing program of its liquid oxygen drink to the general public. We also intend to market our product through our website, www.tangosupplyinc.net., which is currently under development/construction. We need additional funding to finish our website. The Company is not offering the product to anyone at this time. Tango Supplies, Inc. is considered a development stage company because it has not commenced its major operations. In addition, the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage.

RESULTS OF OPERATIONS

August 27, 2010 (inception) to March 31, 2011

The following tables and narrative discussion set forth key components of our results of operations for the period indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

August 27, 2010
(inception) to
March 31, 2011

Revenue	$-

Expenses:
General and administrative	724
Professional fees	17,000
Net operating loss	(17,724)
Other Income (expenses)
Interest income (expense)	(45)

Net loss	$(17,769)

Sales
August 27, 2010 (inception) to March 31, 2011, we generated no revenues. There were no revenues as the Company has not yet commenced operations.

Operating Expenses
Total operating expenses for the period on August 27, 2010 (inception) until March 31, 2011 were $17,724. The costs consisted of $17,000 of legal and accounting fees, $680 of business license fees, and $44 of bank service charges.

Other Income (expenses)
Total other income (expenses) for the period from August 27, 2010 (inception) through March 31, 2011 were ($45), consisting of $314 of interest expense accrued on notes payable and $269 of interest receivable accrued on a note receivable that was repaid prior to March 31, 2011.

LIQUIDITY AND CAPITAL RESOURCES

We believe that our existing sources of liquidity will not be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next twelve months. In the event the Company is unable to achieve profitable operations in the near term, it may require additional equity and/or debt financing, or reduce expenses, including officer’s compensation, to reduce such losses. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position and we are presently debt free, but at some time in the future we may need to obtain additional financing to complete our business plan. There is no assurance that we will be able to obtain such financing if needed and the failure to do so could negatively impact the viability of our company to continue with this business and the business may fail.

The following table summarizes total assets, accumulated deficit, stockholder’s equity (deficit) and working capital at March 31, 2011.

March 31, 2011
Total Assets	$1,099

Accumulated (Deficit)	$(17,769)

Stockholders’ Equity (Deficit)	$231

Working Capital (Deficit)	$231

Since our inception on August 27, 2010, we have incurred an accumulated deficit of $17,769. Our cash and cash equivalent balances were $99 at March 31, 2011. On March 31, 2011, we had working capital of $231 and total current liabilities were $868.

During the period of August 27, 2010 (date of inception) to March 31, 2011, we used $18,737 of cash for operating activities. A portion of these funds were used to prepay accounting fees, in the amount of $1,000 related to this registration statement.

Financing Activities

Cash provided by financing activities relating to the issuance of shares of common stock during the period of August 27, 2010 (date of inception) to March 31, 2011 was $18,000 as a result of the sale of eighteen million (18,000,000) shares of common stock, issued with a value of $0.001 to our founder and CEO, Gerald Ricks. We also received proceeds of $156 and $680 from related parties, Gerald Ricks, CEO and BK Consulting & Associates, P.C., respectively, in exchange for unsecured promissory notes carrying 8% interest, due on demand. Since inception, our capital needs have entirely been met by these sales of stock and short term debt financings.

Additional Disclosure of Outstanding Share Data

We have 10,000,000 shares of preferred stock authorized, and 90,000,000 shares of common stock authorized.

As of March 31, 2011, we had no shares of preferred stock and 18,000,000 shares of common stock issued and outstanding.

Satisfaction of Our Cash Obligations for the Next Twelve Months

Our plan for satisfying our cash requirements for the next six months, estimated to be between $24,000, and $30,000, is through the sale of our liquid energy drink, sales of shares of our common stock, third party financing, and/or traditional bank financing. We do not, however, anticipate generating sufficient amounts of revenues to meet our working capital requirements. Consequently, we intend to make appropriate plans to insure sources of additional capital in the future to fund growth and expansion through additional equity or debt financing or credit facilities.

We will have additional capital requirements during the fiscal year ending March 31, 2011. We do not expect to be able to satisfy our cash requirements through our product sales, and therefore we will attempt to raise additional capital through the sale of our common stock and debt financing activities.

We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all.  We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We will raise the capital necessary to fund our business through a subsequent offering of equity securities. Additional financing, whether through public or private equity or debt financing, arrangements with security holders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Additionally, the Company may have to reduce expenses, including Company officer compensation, if the Company is unable to achieve profitable operations in the near term.

We estimate that our “burn rate” is approximately $2,500 per month. Management has estimated the cost over the next six months to be (a) $15,000 to continue to marketing and financing of direct sales program to the automobile industry, and (b) $7,500 to maintain our reporting status. Therefore our current cash on hand will not satisfy our cash requirements for the next six months and as such our CEO and director, Mr. Ricks will need to arrange additional financial commitments to our company, which is not guaranteed. There is no guarantee that Mr. Ricks will advance any funds. If the funds are advanced we will use these funds for use towards fees and expenses related to this offering and to sustain our business over the next six month period, as the expenses are incurred, in the form of a non-secured loan. Although Mr. Ricks may be willing to make some personal additional financial commitments, the total additional amount that he is willing to invest has not yet been determined.

We plan to satisfy our future cash requirements - primarily the working capital required for the marketing of our services and to satisfy legal and accounting fees through additional financing activities. This will likely be in the form of future debt or equity financing.

If we are unsuccessful in raising the additional proceeds through future equity financing we will then have to seek additional funds through debt financing, which would be highly difficult for a new development stage company to secure. Therefore, we are highly dependent upon the future equity financing and/or support from our existing shareholders. However, if such debt financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If we cannot raise additional proceeds via future debt or equity financing we would be required to cease business operations. As a result, investors in our common stock would lose all of their investment. Also management believes if we cannot raise sufficient revenues or maintain our reporting status with the SEC we will have to cease all efforts directed towards our business. As such, any investment previously made would be lost in its entirety.

If we are unable to complete any phase of our development or marketing efforts because we don't have enough money, we will cease our development and/or or marketing operations until we raise the necessary money. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

If we are successful in our efforts to raise the $75,000, our twelve month operating plan shall be as follows (We would not move into our operations phase until we have established our internet based services even if we are successful in our efforts to raise the $75,000 of capital).

•
The implementation of our direct sales model through Mr. Ricks through the commencement of sales will cost at least $75,000. We need to establish and print all of the marketing material. We have allocated $35,000 toward marketing materials which include flyers, brochures, direct marketing DVD’s and mailing costs. The Company intends to allocate these funds as soon as they are available.

•	$10,000 towards costs associated with public company reporting requirements, and $5,000 related to expenses associated with newly applicable corporate governance requirements..

•
Software and hardware updates to maintain service and maintain the company office will cost the company at least $10,000. As a direct sales company continued improvements and upgrade to our systems is required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system modifications. The Company intends to allocate these funds with four month of the funds becoming available.

•
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the company at least $15,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover management expenses such as those from industry consultants in the nutritional supplement business, and advisors. The Company intends to pay its consultants, advisors fees and working capital expenses as they become due.

Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

Expected Purchase or Sale of Significant Equipment

We do not anticipate the purchase or sale of any significant equipment as such items are not required by us at this time or in the next twelve months.

Inflation

The rate of inflation has had little impact on the Company's results of operations and is not expected to have a significant impact on the continuing operations.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout management's Discussion and Analysis or Plan of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

Sales are recorded at the point of sale when retail sales are provided to customers and payment is exchanged. Provisions for discounts and coupons to customers, and other adjustments are provided for in the same period the related sales are recorded. No sales have yet commenced.

Stock Based Compensation Expense

The Company adopted FASB guidance on stock based compensation upon inception on August 27, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company did not issue any stock and stock options for services and compensation for the period from August 27, 2010 (Inception) through March 31, 2011.

FASB ASC 718-10-30-2 requires measurement of all employee share-based payments awards using a fair-value method. When a grant date for fair value is determined we will use the Black-Scholes-Merton pricing model. The Black-Scholes-Merton valuation calculation requires us to make key assumptions such as future stock price volatility, expected terms, risk-free rates and dividend yield. The weighted-average expected term for stock options granted is calculated using the simplified method. The simplified method defines the expected term as the average of the contractual term and the vesting period of the stock option. We will estimate the volatility rates used as inputs to the model based on an analysis of the most similar public companies for which the Company has data. We will use judgment in selecting these companies, as well as in evaluating the available historical volatility data for these companies.

FASB ASC 718-10-30-2 requires us to develop an estimate of the number of share-based awards which will be forfeited due to employee turnover. Annual changes in the estimated forfeiture rate may have a significant effect on share-based payments expense, as the effect of adjusting the rate for all expense amortization after January 1, 2006 is recognized in the period the forfeiture estimate is changed. If the actual forfeiture rate is higher than the estimated forfeiture rate, then an adjustment is made to increase the estimated forfeiture rate, which will result in a decrease to the expense recognized in the financial statements. If the actual forfeiture rate is lower than the estimated forfeiture rate, then an adjustment is made to decrease the estimated forfeiture rate, which will result in an increase to the expense recognized in the financial statements. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant.

We will continue to use judgment in evaluating the expected term, volatility and forfeiture rate related to its stock-based awards on a prospective basis, and in incorporating these factors into the model. If our actual experience differs significantly from the assumptions used to compute its stock-based compensation cost, or if different assumptions had been used, we may record too much or too little share-based compensation cost. The Company recognizes expense using the straight-line attribution method.

PLAN OF OPERATION

We will not receive any proceeds from the sale of shares under this prospectus. Our continued existence is dependent upon our ability to obtain additional financial. Our capital requirements for the next twelve months will continue to be significant.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next twelve months. Tango Supplies Inc. will continue to develop its marketing program for its liquid oxygen drinks. The Company will need additional capital of $75,000 for marketing and sales and working capital associated with Tango the next year. The Company intends to create a client base within this twelve month time frame. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued would impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

Our independent auditors have added an explanatory paragraph to their report of our financial statements for the period ended March 31, 2011, stating that our net loss of ($17,769), lack of revenues and dependence on our ability to raise additional capital to continue our existence, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our business.

We are bearing all costs relating to the registration of the common stock, which are estimated at approximately $30,000. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF BUSINESS

General Overview

We were incorporated in the State of Nevada on August 27, 2010.

Tango Supplies Inc. is presently marketing for sale one liquid oxygen drink named Aerobia.

Tango Supplies Inc. has not commenced its major operations of having its one product a liquid oxygen drink named Aerobia, manufactured by an unaffiliated outside provider Liquid Assets, Inc. and the Company has not distributed the product to anyone. The Company will not have any liquid oxygen drinks manufactured until the company has sold the product to an end user. Tango Supplies, Inc. is considered a development stage company because it has not commenced its major operations. In addition, the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage.

The competition for and difficulty in selling liquid oxygen drinks may affect our ability to develop profitable operations in the future. Companies that are engaged in liquid oxygen drinks, retail products, include large, established companies with substantial capabilities and long earnings records.

We have no operating history and expect to incur losses for the foreseeable future. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shares could be affected downward, and you could even lose your entire investment.

We have not yet received any revenues from our development stage operations, nor have we otherwise engaged in any business operations. Tango Supplies, Inc. is a development stage company and in the absence of revenues and operations the Independent Audit Report dated April 21, 2011, cites a going concern. The going concern statement opinion issued by the independent auditors is the result of a lack of operations and working capital.

The Company will need to raise capital which concerned the independent auditors because there is insufficient cash for operations for the next twelve months. We will have to seek other sources of capital.

We established the minimum amount of $75,000 that the Company will need to raise through debt instruments such as bank loans, or private financing so that operations could start in order to generate some type of revenue. Presently no other sources have been identified and it is unknown if any other sources will be identified. There is no assurance that the Company will be able to obtain any bank loans or private financing.

Organization within the Last Five Years

To date, the Company has not generated any sales. Upon a purchase order being placed with Tango for Aerobia the Company intends to contract with Liquid Assets, Inc. to manufacture and package the liquid oxygen drink. Tango intends to have Liquid Assets, Inc. ship the manufactured liquid oxygen drink to Tango. Tango intends to deliver the finished product to the customer in the Salt Lake City, Utah area. Liquid Assets, Inc. has not produced any liquid oxygen drinks to date. Liquid Assets, Inc. has not produced any test samples to date. Tango does not have a formal contact with Liquid Assets, Inc. at this time.

Over the next twelve months, Tango Supplies, Inc. plans to build out its reputation and network in the nutritional supplement industry, thereby attracting new clients. The Company does not presently have any clients.

Business Facilities

Tango Supplies, Inc. is located at 1890 South 3850 West, Suite C in Salt Lake City, Utah, 84104. The telephone number is (888) 511-9018.

Internet Address

Our Internet address is http://www.tangosupplyinc.net

Unique Features of the Company

Aerobia is a new and exciting liquid oxygen drink. This product is designed to give you a boost of energy from the ingredients therein. This is a product for athletes, or amateurs, looking for added energy, and/or an addition to their diet.

The Company believes that the demand for liquid oxygen drinks could be a direct result of people’s lives becoming busier. As people fill their lives to capacity and then add even more responsibilities, the daily schedules can become quite overwhelming, leaving little time for rest, sleep or eating healthy meals.

Tango aims to establish its liquid oxygen drinks in nutritional wholesale stores and retail stores in the Salt Lake City, Utah area. The Company believes that their combination of their specialized drink, aimed to a consumer that has widespread applicability is one of its unique features.

Overall Strategic Direction

The Company plans to establish its reputation in the nutritional supplement industry, thereby attracting new clients and building out its network in the nutritional supplement industry.

The Company aims to form long term working relationships with a number of nutritional wholesale stores in the Salt Lake City, Utah area.

Description of Products

[Missing Graphic Reference]
Gerald Ricks, CEO and Director of Tango Supplies, Inc, came up with idea over the last year of what he believes will be a successful liquid oxygen drink.

Product Development:

In July 2010, Mr. Ricks began working with Liquid Assets, Inc., located at 1407 N 105th E Ave, Tulsa, OK 74116. Liquid Assets, Inc.® has specialized in providing Natural Products Industry marketers with premium quality dietary supplements in a soft gelatin capsule delivery system. Liquid Assets, Inc. is a full service contract manufacturer dedicated to the production and marketing of branded products and turnkey custom formulations.

Liquid Assets, Inc. is headquartered in Tulsa, Oklahoma, it has the capacity to meet high volume demands as well as accommodate smaller jobs.

Mr. Ricks and the Liquid Assets, Inc. technicians took several months to create the formula for the liquid oxygen drink that Tango Supplies, Inc, intends to sell and market. Mr. Ricks and Liquid Assets, Inc. technicians decided to include the following main ingredients into the product which include Vitamin B12, aloe vera juice and CoQ10 combined in an anaerocidal oxygen mixture to deliver it quickly to your system. The Liquid Oxygen Drink will go under the label of Aerobia is a product that assists in a nutritional supplement. Tango Supplies Inc. owns all the rights to the formula for the liquid oxygen drink. Neither Mr. Ricks nor Liquid Assets, Inc. has any ownership or manufacturing rights to the formula.

The Company has not patented the formula that is to be used in Aerobia at this time. The liquid oxygen drink formula created for Tango is not similar to other Liquid Assets, Inc. products.

Manufacturing:

In August of 2010, Liquid Assets, Inc. and Tango Supplies, Inc. finalized the formula for Aerobia. Liquid Assets, Inc. will manufacture Aerobia for the company. Tango does not have any formal agreements with Liquid Assets, Inc. to manufacture its liquid oxygen drink. All key ingredients included in our product are readily available from Liquid Assets, Inc. The Company has not taken any steps to test the product. Liquid Assets, Inc. has advised Tango that they can manufacture 50,000 bottles for Tango for $3,000. Liquid Assets, Inc. has not produced any liquid oxygen drinks for Tango at this time.

Liquid Assets, Inc. can also provide all packaging needs in connection with the Aerobia. Liquid Assets, Inc. has not packaged any product for the Company at this time. Tango does not have any formal agreements with Liquid Assets, Inc. to package Aerobia.

Sales Strategy:

We have established a two-prong sales approach; our first prong utilizes direct sales through Mr. Gerald Ricks. Our second prong is the use of nutritional supplement stores.

Direct Sales:

Direct sales will be conducted by Mr. Gerald Ricks. He will market the product locally in the Salt Lake City, Utah area to convenience stores and small retail shops. Their current marketing strategy consists of various Point of Sale material including posters and flyers developed by Mr. Ricks in the past several months.

Nutrition Stores:

Direct Sales to nutrition stores nationwide such as GNC and Clark’s Nutrition.

To utilize our second prong of sales approach (retail chain stores) the Company will need to seek additional capital to fund the retail chain stores model. Presently the Company does not have the additional capital needed to utilize the retail chain store model.

We intend to derive income from these sales and our goal is to establish brand recognition.

In order to bring the Company’s Aerobia product to market, the Company will need to seek additional capital of approximately $75,000. These funds would be used for deposits and marketing materials. If the Company is unable to obtain additional financing at reasonable cost, it would be unable to manufacture, package and sell their liquid oxygen drink. Presently, the Company’s working capital consists of $231 which is not sufficient to fund the sale of liquid oxygen drinks through Mr. Gerald Ricks.

Features of Products and Services:

The Company believes that there is a role for companies that can provide quality products and service.

Our form of product may involve assisting a store in the following:

●	Delivery of only a small amount of product, when a convenience store does not have adequate storage space;
●	Delivery of large amounts of product to stores with large storage space.
●	The ability of the Company to speak directly to convenience store managers about the product.

The Liquid Oxygen Drink Industry

Competition:

XANGO
XANGO was founded on September 11, 2002 by six individuals who created an entirely new product category that is similar to our beverage product. The product was XANGO® Juice. The Company is XANGO, LLC.

Based in Utah, XANGO is privately owned and has a global network of over 1,000,000 independent Distributors. XANGO's operations include the U.S. and numerous international markets such as Canada, Mexico, Russia, Germany, Portugal, Malaysia, Spain and many others.

MonaVie:
MonaVie entered the health and wellness beverage market in 2005, and is one of the fastest growing companies in the world, as evidenced by its ranking in the 2009 ‘Inc. 500’ list of fastest growing companies.

Current Business Focus

The Company’s business focus is to provide a quality liquid oxygen drink to stores in the Salt Lake City, Utah area which is reasonably priced to the largest percentage of the target market population as possible. The Company believes that the ability to deliver a product and consistency of service are main factors in fostering a repeat customer base, greater advisory network and reputation.

Advantages of Competitors over Us

The Company believes the following are advantages of competitors over us:

Customer Base:

The Company does not presently have an established regular customer base.

Financial Resources:

The Company believes that many of its competitors ,like, XANGO and MonaVie, have at this time a significantly greater financial and research resources than we do and are, therefore, in a better position to provide liquid oxygen drinks as well as promote their products.

Competitive Advantages

The Company believes that its key competitive advantages are:

Experienced Management:

The Company believes that it has experienced management. Our sole Director and executive officer Mr. Ricks has over 20 years of experience in the management and business operations. The Company believes that his knowledge, relationships, and reputation will help it to build and maintain its client base.

Performance:

The Company believes that its ability to provide a quality energy liquid oxygen drink, and quickly respond to industry changes (such as the introduction of new ingredients, consumer tastes) are its key advantages. Through performance, the Company hopes to develop a repeat customer base, and reputation.

Research and Development

The Company is not currently conducting any research and development activities. However if research and development is required in the future, we intend to rely on third party service providers.

Employees

Gerald Ricks is the sole Director, Chief Executive Officer, President and Principal Executive Officer of Tango Supplies, Inc.

At this time we only have one employee, Gerald Ricks. The Company plans to employ individuals on an as needed basis. The Company anticipates that it will need to hire additional employees as the business grows. In addition, the Company may expand the size of our Board of Directors in the future.

Gerald Ricks does not receive a salary or benefits in any form. Presently the Company does not have any plans to begin paying salaries, cash or otherwise, or offering any form of benefits to our Board of Directors, Officer and employees.

Mr. Ricks currently devotes approximately 10 hours per week to the affairs of the Company. He will begin to devote 40 hours or more per week to the Company once sufficient, in the amount of $75,000, is obtained to allow actual full operations to proceed forward.

Additional Products

The Company does not intend to market any other products.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and directors as of March 31, 2011. Our executive officers are elected annually by our board of directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

NAME	AGE	POSITION/INITIAL ELECTION	APPOINTMENT DATE
Gerald Ricks	72	Chief Executive Officer, President, Chief Financial Officer, Secretary	August 27, 2010

Executive Officers

The Company’s Chief Executive Officer, President, Chief Financial Officer, Secretary, sole Director and the selling security holder Gerald Ricks is the "Promoter” within the meaning of Rule 405 of Regulation C.

Board of Directors

Gerald Ricks

The Directors will hold office until the next annual meeting of the security holders following their election and until their successors have been elected and qualified. The Board of Directors appoints Officers. Officers hold office until the next annual meeting of our Board of Directors following their appointment and until successors have been appointed and qualified.

Set forth below is a description of the recent employment and business experience of our Directors and Executive Officers:

MANAGEMENT BIOGRAPHIES

Gerald Ricks; Chief Executive Officer, President, Chief Financial Officer

Gerald Ricks has been involved in several business endeavors that have grown immensely. Most notably, Jerry launched one of the first prepaid telecom companies in the country. This organization became one of the largest private prepaid telecom companies in the United States, reaching $30 million dollars in revenue each month.

In addition, Mr. Ricks has built network marketing organizations that consist of huge networks with substantial monthly revenues. His business instincts and relationship building skills have enabled him to achieve success in all of his professional endeavors.

Mr. Ricks has been a lifelong entrepreneur who was honored as the 1999 Entrepreneur of the Year by both Ernst and Young and Merrill Lynch. His simple motto is: “You never know what you can accomplish as long as you keep on going.” Mr. Ricks has been involved with Elite Marketing Alliance (EMA) from 2004 to 2010. EMA is nutritional supplement company. From 2000 to 2004. Mr. Ricks was a managing partner of Alivamax, Inc., and managed the distribution of the company’s nutritional products throughout the United States.

AUDIT COMMITTEE

The Company does not presently have an Audit Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

INDEPENDENT DIRECTOR/CORPORATE GOVERNANCE COMMITTEE

Our Board of Directors currently consists of only Gerald Ricks. We are not a “listed company” under SEC rules and therefore are not required to have separate committees comprised of independent directors. We do not have independent director(s) at this time.

The Company does not presently have a Corporate Governance Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Corporate Governance Committee.

The Corporate Governance Committee will be responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to our Board of Directors concerning corporate governance matters.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the full Board acts in such capacity.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that to date, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities by: (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities; (ii) each of our directors and executive officers; and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, our address is 1844 South 3850 West, Salt Lake City, Utah 84104. The Company’s telephone number is: 1-877-262-5154.

As of March 31, 2011, there were Eighteen Million (18,000,000) shares of common stock issued and outstanding.

(1)	This table is based on Eighteen Million (18,000,000) shares of common stock outstanding.

As of the date of this prospectus, we had the following security holder holding greater than 5%:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Gerald Ricks	18,000,000	100%
Common Stock	All executive officers and directors as a group	18,000,000	100%

REMUNERATION OF DIRECTORS AND OFFICERS

Tango Supplies, Inc. has made no provisions for paying cash or non-cash compensation to its officers and sole director. No salaries are being paid at the present time, and none will be paid unless and until our developmental stage operations generate sufficient cash flow.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below. The following table summarizes all compensation from August 27, 2010 (inception) to March 31, 2011.

SUMMARY COMPENSATION TABLE

Employment Agreements

To date, the Company has no employment agreements in effect with its Principal Executive Officer. We do not pay compensation to our Director for attendance at meetings. We will reimburse Directors for reasonable expenses incurred during the course of their performance.

		OTHER ANNUAL COMPENSATION REMUNERATION
NAME PRINCIPAL OTHER	CAPACITIES IN WHICH RENUMERATION WAS RECEIVED	YEAR	SALARY $	BONUS $

Gerald Ricks	Chief Executive Officer, President, Chief Financial Officer	2010	$-0-	$-0-

The following table sets forth all the remuneration of our Director and Officers for the period from inception on August 27, 2010, through to the end of the period on March 31, 2011:

NAME OF INDIVIDUAL	CAPACITIES IN WHICH RENUMERATION WAS RECEIVED	AGGREGATE CASH REMUNERATION

Gerald Ricks	Chief Executive Officer, President, Chief Financial Officer	$-0-
Total	All Officers and Directors	$-0-

COMPENSATION OF DIRECTORS

Directors do not currently receive compensation for their services as directors, but we plan to reimburse them for expenses incurred in attending board meetings.

STOCK INCENTIVE PLAN

At present, we do not have a stock incentive plan in place. We have not granted any options to Directors and Officers.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

At present, we do not have employment agreements with our Principal Executive officer and the Company does not intend to enter into an employment agreement with Mr. Ricks.

Principal Stockholder

a) Security Ownership of Management - the number and percentage of shares of common stock of the Company owned of record and beneficially, by each officer and director of the Company and by all officers and directors of the Company as a group, and all shareholders known to the Company to beneficially own 5% or more of the issued and outstanding Shares of the Company, is as follows.

Unless otherwise stated, our address is: 1890 South 3850 West, Suite C, Salt Lake City, Utah 84104. The Company telephone number is 1-877-2511-9018.

Name	Shares Beneficially Owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering	Percent Beneficially Owned after Offering

Gerald Ricks	18,000,000	8,000,000	10,000,000	55%
Total Officers, Directors and Significant Shareholders as a group	18,000,000	8,000,000	10,000,000	55%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, other than the transaction described above, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

*	Any of our Directors or Officers;
*	Any nominee for election as a Director;
*	Any principal security holder identified in the preceding “Security Ownership of Selling Shareholder and Management" section; or
*	Any relative or spouse, or relative of such spouse, of the above referenced persons.

Transfer Agent and Registrar

Transfer Agent and Registrar: The Company acts as its own transfer agent at this time. When this registration statement becomes effective the Company will use for our common stock the services of ISLAND STOCK TRANSFER INC., 100 Second Avenue South, Suite 705S St Petersburg, FL 33701, Telephone (727) 459-7378, Facsimile 727-290-3961.

Shares Eligible for Future Sale

Upon completion of the offering, we will have outstanding Eighteen Million (18,000,000) shares of common stock. Of these shares, the Eight Million (8,000,000) shares to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be "restricted securities," as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation Law. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

*	For any breach of their duty of loyalty to us or our security holders;
*	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
*	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation Law; or,
*	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General:

We are authorized to issue an aggregate number of 100,000,000 shares of capital stock, of which 90,000,000 shares are common stock, $0.001 par value per share, and 10,000,000 shares are preferred stock, $0.001 par value per share.

The Company issued to the founder eighteen million (18,000,000) common shares of stock for $18,000. As of March 31, 2011, there are eighteen million (18,000,000) shares issued and outstanding at a value of $0.001 per share.

Common Stock:

The securities being offered by the selling security holder are shares of our common stock.

We are authorized to issue 90,000,000 shares of common stock, $0.001 par value per share. Currently we have 18,000,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of the board of directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holder. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock:

We are authorized to issue 10,000,000 shares of “blank check” preferred stock, $0.001 par value per share. The preferred stock may be divided into any number of series as our directors may determine from time to time. Our directors are authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly issued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. As of the date of this filing, we do not have any preferred shares issued and outstanding.

Dividends:

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants:

There are no outstanding warrants to purchase our securities.

Options:

There are no outstanding stock options to purchase our securities.

LEGAL MATTERS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

EXPERTS

AUDITOR: The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

REPORTS TO SECURITY HOLDER

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

TANGO SUPPLIES, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
TANGO SUPPLIES, INC.
(A Development Stage Company)

We have audited the accompanying balance sheet of Tango Supplies, Inc. (A Development Stage Company) as of March 31, 2011, and the related statements of operations, stockholder’s equity and cash flows for the period from inception on August 27, 2010 through March 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tango Supplies, Inc. (A Development Stage Company) as of March 31, 2011, and the related statements of operations, stockholder’s equity and cash flows for the period from inception on August 27, 2010 through March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $17,769, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
April 21, 2011

TANGO SUPPLIES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

March 31,
2011
ASSETS

Current assets:
Cash	$99
Prepaid expense	1,000
Total current assets	1,099

Total assets	$1,099

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accrued interest	$32
Note payable, officer	156
Note payable	680
Total current liabilities	868

Stockholder's equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-
Common stock, $0.001 par value, 90,000,000 shares authorized, 18,000,000 shares issued and outstanding	18,000
(Deficit) accumulated during development stage	(17,769)
Total stockholder's equity	231

Total liabilities and stockholder's equity	$1,099

The accompanying notes are an integral part of these financial statements.

TANGO SUPPLIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

August 27, 2010
(inception) to
March 31, 2011

Revenue	$-

Operating expenses:
General and administrative	724
Professional fees	17,000
Total operating expenses	17,724

Net operating loss	(17,724)

Other income (expense):
Interest income	269
Interest expense	(314)
Total other income (expense)	(45)

Loss before provision for income taxes	(17,769)

Provision for income taxes	-

Net (loss)	$(17,769)

Weighted average number of common shares
outstanding - basic and fully diluted	18,000,000

Net (loss) per share - basic and fully diluted	$-

The accompanying notes are an integral part of these financial statements.

TANGO SUPPLIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY

						(Deficit)
						Accumulated
					Additional	During	Total
	Preferred stock		Common stock		Paid-In	Development	Stockholder's
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
Common stock issued to
founder at $0.001 per share	-	$-	18,000,000	$18,000	$-	$-	$18,000

Net loss from August 27, 2010
(inception) to March 31, 2011	-	-	-	-	-	(17,769)	(17,769)

Balance, March 31, 2011	-	$-	18,000,000	$18,000	$-	$(17,769)	$231

The accompanying notes are an integral part of these financial statements.

Tango Supplies, Inc.
(A Development Stage Company)
Notes to Financial Statements

TANGO SUPPLIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

August 27, 2010
(inception) to
March 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(17,769)
Adjustments to reconcile net (loss)
to net cash used in operating activities:
Decrease (increase) in assets:
Prepaid expenses	(1,000)
Increase (decrease) in liabilities:
Accrued interest	32

Net cash used in operating activities	(18,737)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable, officer	156
Proceeds from notes payable	680
Proceeds from sale of common stock	18,000

Net cash provided by financing activities	18,836

NET CHANGE IN CASH	99

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$99

SUPPLEMENTAL INFORMATION:
Interest paid	$282
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

Tango Supplies, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business
Tango Supplies Inc. (“the Company”) was incorporated in the state of Nevada on August 27, 2010 (“Inception”). The Company was formed to market a liquid oxygen drink (named Aerobia). The Company will initially market the Aerobia locally, in the Salt Lake City, Utah area.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Development Stage Company
The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

The Company has adopted a fiscal year end of March 31.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of March 31, 2011.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Revenue Recognition
Sales are recorded when products are shipped to customers and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales for which payment has been received, but delivery has not occurred. No sales have yet commenced.

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred. These expenses were $-0- for the period from August 27, 2010 (inception) to March 31, 2011.

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Tango Supplies, Inc.
(A Development Stage Company)
Notes to Financial Statements

Stock-Based Compensation
The Company adopted FASB guidance on stock based compensation upon inception at August 27, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for period from August 27, 2010 (inception) to March 31, 2011.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Recently Issued Accounting Pronouncements
In December 2010, the FASB issued ASU 2010-29, “Business Combinations (Topic 805): Disclosure of supplementary pro forma information for business combinations.” This update changes the disclosure of pro forma information for business combinations. These changes clarify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. Also, the existing supplemental pro forma disclosures were expanded to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In December 2010, the FASB issued ASU 2010-28, “Intangible –Goodwill and Other (Topic 350): When to perform Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts.” This update requires an entity to perform all steps in the test for a reporting unit whose carrying value is zero or negative if it is more likely than not (more than 50%) that a goodwill impairment exists based on qualitative factors, resulting in the elimination of an entity’s ability to assert that such a reporting unit’s goodwill is not impaired and additional testing is not necessary despite the existence of qualitative factors that indicate otherwise. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration. Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early adoption is permitted. The adoption of this ASU did not have a material impact on our financial statements.

In April 2010, the FASB issued ASU 2010-13, "Compensation—Stock Compensation (Topic 718) - Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades (A consensus of the FASB Emerging Issues Task Force)" (“ASU 2010-13”). ASU 2010-13 clarifies that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability if it otherwise qualifies as equity. This clarification of existing practice is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010, with early application permitted. The Company’s adoption of this update did not have an impact on the Company’s financial condition or results of operations.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

Tango Supplies, Inc.
(A Development Stage Company)
Notes to Financial Statements

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers. Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have a material impact on our financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “ASC”). The ASC has become the single source of non-governmental accounting principles generally accepted in the United States (“GAAP”) recognized by the FASB in the preparation of financial statements. The ASC does not supersede the rules or regulations of the Securities and Exchange Commission (“SEC”), therefore, the rules and interpretive releases of the SEC continue to be additional sources of GAAP for the Company. The Company adopted the ASC upon inception on August 27, 2010. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows.

In May 2009, the FASB issued ASC 855-10 entitled “Subsequent Events”. Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. ASC 855-10 provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. ASC 855-10 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of ASC 855-10 did not have a significant effect on the Company’s financial statements. In connection with preparing the accompanying financial statements, management evaluated subsequent events through the date that such financial statements were issued (filed with the Securities and Exchange Commission).

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has no revenues, incurred net losses from operations resulting in an accumulated deficit of $17,769 and working capital of $231 as of March 31, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new ventures to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

On March 23, 2011, the Company received an unsecured loan in the amount of $156, bearing interest at 8% and due on demand from the Company’s founder and CEO.

On February 28, 2011 the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000 from the Company’s founder and CEO.

Note 4 – Due From Officer

On November 8, 2010, the Company lent the CEO $9,000. The short term loan was repaid in full on March 23, 2011, along with $269 of interest using a simple 8% interest rate.

Tango Supplies, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 5 – Note Payable, Officer

On March 23, 2011, the Company received an unsecured loan in the amount of $156, bearing interest at 8% and due on demand from the Company’s founder and CEO.

Note 6 – Note Payable

On August 27, 2010, the Company received a loan in the amount of $680, from BK Consulting and Associates, P.C. The unsecured notes bearing interest at 8% and are due on demand. The Company has accrued interest related to these loans of $32 as of March 31, 2011.

Note 7 – Stockholder’s Equity

On August 27, 2010, the founder of the Company established 90,000,000 authorized shares of common stock. Additionally, the Company’s founder established 10,000,000 authorized shares of preferred stock.

Common stock
On February 28, 2011, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000.

Note 8 – Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no other items that required fair value measurement on a recurring basis.

The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following table provides a summary of the fair values of assets and liabilities:

Fair Value Measurements at March 31, 2011
Carrying
Value
	March 31, 2011	Level 1	Level 2	Level 3

None	$-	$-	$-	$-

Tango Supplies, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 9 – Income Taxes

The Company’s provision for income taxes was $-0- for the year period from inception on August 27, 2010 through March 31, 2011 since the Company incurred net operating losses which have a full valuation allowance through March 31, 2011.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a full valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is calculated by multiplying a 35% marginal tax rate by the cumulative Net Operating Loss (“NOL”) of $17,769. The total valuation allowance is equal to the total deferred tax asset.

The tax effects of significant items comprising the Company's net deferred taxes as of March 31, 2011 were as follows:

March 31,
2011
Cumulative NOL	$17,769
Deferred Tax assets:
Net operating loss carry forwards	$6,215
Valuation allowance	(6,215)
$-

Note 10 – Subsequent Events

There have been no subsequent events to report in accordance with ASC 855-10.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until __________________ (90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

Legal Fees and Expenses	$20,500
Audit Fees and Expenses	4,500
Accounting Fees and Expenses	4,500
Miscellaneous Expenses	500
Total	$30,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCE TO FOUNDERS

On August 27, 2010, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000.

There are 10,000,000 preferred shares authorized. The Company has issued no preferred shares.

The Company has no stock option plan, warrants or other dilutive securities.

These shares were issued pursuant to Section 4(2) of the Securities Act. The Eighteen Million (18,000,000) shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to Gerald Ricks, the founder of the Company, who is a sophisticated individual. Since our inception, the founders are in a position of access to relevant and material information regarding our operations. The selling security holder is the "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby.

ITEM 16. EXHIBITS

Exhibit No.	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal Opinion of Steven Sager, Attorney, April 22, 2011
23.1	Consent of M&K CPAS, PLLC, April 22, 2011

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denomination and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Salt Lake City, Utah, on this 22st day of April, 2011.

TANGO SUPPLIES, INC.

By: /s/ Gerald Ricks
Gerald Ricks
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerald Ricks	President, Chief Executive Officer and Director (Principal Executive Officer)	April 22, 2011
Gerald Ricks	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal Opinion of Steven Sager, Attorney, April 22, 2011
23.1	Consent of M & K CPAS, PLLC, April 22, 2011